Exhibit to Item 77Q1(a)



Amendment No. 1 dated March 18, 2010 to the Declaration of Trust
Dated March 10, 1987 is incorporated by reference to the Preliminary Proxy Statement filed with the Securities and Exchange Commission on July 27, 2010 (Accession No. 00013544880-
10-002282).

Amended Code of Regulations effective June 24, 2010 is incorporated by reference to Post-Effective Amendment No. 62 to Form N-1A, filed with the Securities and Exchange Commission on September 10, 2010 (Accession No. 0001193125-10-208149).


Exhibit to Item 77Q1a.DOC